Exhibit 99.1

Tempest Therapeutics Appoints Drake Richey and John Yee, MD, MPH to Board of Directors

Brisbane, CA, June 4, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest” or “Tempest Therapeutics”) today announced the appointment of two independent directors, Drake Richey and John Yee, MD, MPH to its Board of Directors (the “Board”), effective June 4, 2026. Mr. Richey and Dr. Yee collectively bring decades of experience in corporate finance and therapeutic product development to the Board.

“Over the past several months, we have built a portfolio of CAR-T cell therapy product candidates targeting safe, effective treatments for patients with advanced cancers,” said Matt Angel, Ph.D., President and CEO of Tempest. “The addition of Drake and John to the Board could further enable us to realize our vision of providing meaningful treatment options to cancer patients that have either failed or relapsed from prior therapies, while supporting Tempest’s focus on driving growth and disciplined capital allocation. I look forward to Drake’s and John’s insights as we continue to position the Company for long-term success.”

About Drake Richey

Drake Richey serves as President of Bush & Company, a financial advisory firm that advises high-net-worth families and business owners on investment strategy, risk management, and multi-generational planning. Mr. Richey previously served as President of Life Check, an independent insurance policy review firm serving investment fiduciaries, professional trustees, and trusted advisors, as Vice President, Portfolio Manager at Wells Fargo, and as Director at Fitch Ratings. Mr. Richey is a founding member of the Boston Chapter of the Exit Planning Institute and has served on the boards of DEAF Inc., International Fellowship House, and Park Street Church. Mr. Richey earned a Bachelor of Science degree from Trinity College.

About John Yee, MD, MPH

John Yee MD, MPH, is Senior Vice President, Medical Affairs at Apnimed. Dr. Yee previously served as Chief Medical Officer at Sobi North America, Senior Vice President, Medical Affairs at Flexion Therapeutics, Inc., Senior Vice President and Global Head of Medical Affairs at Vertex Pharmaceuticals, Inc., Vice President, Medical Affairs, Safety and Operations at Intarcia Therapeutics, Inc., and Vice President, US Head Medical Officer and Vice President and Head of Medical Affairs for the US Diabetes franchise at AstraZeneca Pharmaceuticals, and in various medical leadership roles at Genzyme Corporation, including Vice President, US Medical Affairs, Vice President, Global Medical Affairs, and Vice President, Global Head, Evidence-Based Medicine and Health Outcomes Research. Dr. Yee earned his MD at Harvard Medical School and MPH in Health Care Management from the Harvard T.H. Chan School of Public Health. Dr. Yee previously held leadership roles at Boston Children’s Hospital and served as a faculty member at Harvard Medical School. Dr. Yee previously served as an independent director on the board of Comera Life Sciences.

About Tempest Therapeutics

Tempest Therapeutics is a clinical-stage biotechnology company developing a pipeline of advanced CAR-T cell therapy product candidates to treat cancer. Tempest is headquartered in Brisbane, California. More information about Tempest can be found on the company’s website at https://www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, concerning Tempest Therapeutics. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: the anticipated contributions of the newly appointed directors; the strategic growth, capital allocation and long-term success of Tempest Therapeutics; and Tempest Therapeutics’ ability to achieve its operational plans. All forward-looking statements in this press release are based on Tempest Therapeutics’ current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest Therapeutics’ need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest Therapeutics from time to time with the SEC. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com